Exhibit 99.1

Beam Global Announces Third Quarter 2025 Operating Results

SAN DIEGO, CA – November 14, 2025 – Beam Global, (Nasdaq: BEEM), (the “Company”), a leading provider of innovative and sustainable infrastructure solutions for the electrification of transportation, energy security and smart city infrastructure, today announced its third quarter results for the period ended September 30, 2025.

Recent Operational Highlights

●	Opened Beam Middle East offices and entered the MEA market through a joint venture with the Platinum Group in Abu Dhabi
●	Deployed EV ARC™ and BeamBike™ systems in Abu Dhabi
●	Deployed BeamWell™ product in Jordan for Royal Jordanian Armed Forces
●	Deployed BeamBike™ product for tribal communities in the United States
●	Signed reselling agreements with multiple qualified representatives in U.S. and Europe
●

Granted renewal of General Services Administration (GSA) Multiple Award Schedule (MAS) contract through October 31, 2030, enabling federal, state and local governments to purchase the Company’s products through the GSA MAS program

●	Awarded purchasing contract by Sourcewell enabling federal, state and local government agencies, and higher education institutions across North America to easily purchase Beam Global products without the requirement for competitive bidding or RFP processes
●	Granted several new valuable patents which increase barrier to entry for competition and further reinforce Beam Global’s moat
●	Received TUV SUD 1090-2 EXC4 Level certification at Beam Europe
●	Shipped Beam Global products to Arizona, California, Colorado, Florida, Michigan, New Jersey, Nevada, Texas, Washington, Quebec, Illinois, Ontario, Alabama and internationally to Serbia, Romania, Greece, North Macedonia, Bosnia, Herzegovina, Croatia and Montenegro

Financial Highlights

●	67% of Revenues from Non-Government Commercial Entities Q3 YTD '25
●	39% of Revenues from International operations Q3 YTD '25
●	Q3 YTD '25 Gross Margin 10%. Adjusted non-GAAP Gross Margin, net of non-cash costs, 22%, a 4-percentage point increase over non-cash Q3 YTD '24
●	Q3 YTD '25 Operating expenses adjusted for non-GAAP, net of non-cash costs, reduced by $1.9 million, a 14-percentage point improvement over Q3 YTD '24
●	Contracted backlog of $8 million
●	Debt free and $100 million line of credit available and unused

"Although we had some unfortunate order timing in the 3rd quarter we simultaneously took some of the most important steps in our history for growth" said Desmond Wheatley, CEO of Beam Global. "Our expansion into the Middle East, a market, which has announced it will invest $1 trillion in the next decade in sustainable infrastructure, has created new opportunities, not just for global growth, but also for a fantastic evolution of the uses of our products for drones and autonomous vehicles. Beam Global has always been a little ahead of its time, but now we’re finding that our superior battery technology, our ability to rapidly and autonomously deploy sustainable charging infrastructure which can charge autonomous vehicles, wirelessly, without any human intervention, and some of our other products like our BeamFlightTM (formerly UAV ARC) rapidly deployed and autonomous drone recharging product, are coming-of-age, particularly in markets like the Middle East where there is significant investment and a less burdensome regulatory environment. Electric bicycles are the fastest growing segment in mobility today globally and our approach to that market with BeamBike is the most rapidly deployed and scalable approach I’m aware of. Our ability to deploy electric bikes and charging infrastructure without construction or electrical work and without a utility bill put us in a position to compete for recurring revenue in a market where others are burdened by the costs, resources and risks associated with those activities. The successful deployment of BeamBike™ both in the United States and Abu Dhabi, is proof that there’s a great market for these products as well. We had some orders move right in the third quarter, but we will execute on them in the near future and in the meantime, we will continue to focus heavily on all the new opportunities that we have as a result of the expansion of our product portfolio and geographic footprint.” We did all of this while remaining debt free, reducing our operating costs, maintaining sufficient cash and operating capital, and improving almost every other aspect of our operations.”

Revenues

For the quarter ended September 30, 2025, the Company’s revenues were $5.8 million, a decrease of 50%, driven largely by unfavorable order timing, compared to $11.5 million for the quarter ended September 30, 2024.  Revenues derived from non-government, commercial entities represented 82% of total revenues for the three months ended September 30, 2025, compared to 48% for the three months ended September 30, 2024.

For the nine months ended September 30, 2025, the Company’s revenues decreased 53% to $19.2 million compared to $40.9 million for the same period in 2024 driven largely by a reversal of the U.S. federal government’s commitment to electrify its fleets. Revenues to non-government, commercial entities grew to 67% of total revenues for the first nine months ended September 30, 2025, compared to 31% for the same period in 2024. International customers grew to 39% of the revenues for the first nine months of 2025 compared to 20% for the same period in 2024.

Gross Profit

Gross margin for the quarter ended September 30, 2025, was -1% as the Company reported a gross loss of $28 thousand driven by the impacts of fixed overhead allocations on reduced reported sales, compared to a 11% gross margin or gross profit of $1.2 million in 2024.  The gross profit for 2025 and 2024 includes a non-cash negative impact of $0.6 million for depreciation and $0.2 million for amortization of intangible assets resulting from the All-Cell acquisition. Without these non-cash expenses, gross profit for 2025 would be $0.7 million with a 13% gross margin and gross profit for 2024 would be $2.0 million with an 18% gross margin.

Gross margin for the nine months ended September 30, 2025, was 10% compared to a gross margin of 12% for the same period ended 2024. The nine months ended September 30, 2025 excluding non-cash items of depreciation and intangible amortization, was 22% compared to 18%, a 4-percentage point increase.

The Company has continued to recognize synergies and report positive gross margins from the Company's acquisitions. We expect the Company’s revenue to grow in the future and the Company’s fixed overhead absorption to improve.

Operating Expenses

Total operating expenses were $4.8 million for the three months ended September 30, 2025, compared to a credit of $50 thousand in 2024. The 2024 operating expenses included a $6.1 million-dollar non-cash change in fair value of contingent consideration for the Amiga acquisition. The third quarter 2025 operating expenses, excluding non-cash items, was $3.6 million compared to $5.1 million for the same period in 2024, an improvement of $1.5 million or 30-percentage points. The decrease in expenses year over year is mostly attributable to efficiencies driving a decrease of $0.6 million for salaries, benefits and related costs, $0.3 million decrease in sales and marketing costs and $0.3 million in other G&A.

Total operating expenses were $26.8 million for the nine months ended September 30, 2025 compared to $11.6 million for the same period in 2024. The 2025 operating expenses include non-cash totaling $15.4 million which is mainly $10.8 million for the impairment of goodwill recorded in Q2 2025. The nine months ending September 2025, excluding non-cash items, is $11.4 million, an improvement of $1.9 million and 14-percentage points, over the same period in 2024.

Net Loss

Net Loss was $4.9 million for the three months ended September 30, 2025, compared to $1.3 million Net Profit for the same period in 2024. The third quarter 2025 net loss excluding non-cash items was $2.8 million compared to $3.0 million for the same period in 2024, an improvement of $0.2 million or 7-percentage points.

Net Loss was $24.7 million for the nine months ended September 30, 2025, compared to $6.7 million for the same period in 2024. The 2025 Net Loss excluding non-cash items was $7.0 million compared to $5.8 million for the same period in 2024.

Cash

On September 30, 2025, the Company had cash of $3.3 million, compared to $4.6 million on December 31, 2024. The Company had working capital of $10.9 million on September 30, 2025.

The Company has historically met cash needs through a combination of debt and equity financing and more recently through increasing gross profit contributions. The Company’s cash requirements are generally for operating activities and acquisitions.

Non-GAAP Financial Measures

To supplement the Company’s condensed consolidated financial statements, which are prepared in accordance with GAAP, the Company presents Non-GAAP financial measures, in this press release. The Company uses Non-GAAP in conjunction with GAAP measures as part of the Company’s overall assessment of the Company’s performance to evaluate the effectiveness of the Company’s business strategies and to communicate with the Company’s board of directors concerning the Company’s financial performance. The Company believes Non-GAAP is also helpful to investors, analysts and other interested parties because it can assist in providing a more consistent and comparable overview of the Company’s operations across the Company’s historical financial periods. Non-GAAP has limitations as an analytical tool. Therefore, you should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Because of these limitations, you should consider Non-GAAP measurements alongside other financial performance measures, including attributable to other GAAP measures. In evaluating Non-GAAP measures you should be aware that in the future, the Company may incur expenses that are the same as, or similar to, some of the adjustments reflected in this press release. The Company’s presentation of Non-GAAP should not be construed to imply that the Company’s future results will be unaffected by the types of items excluded from the calculations of Non-GAAP measures. Non-GAAP is not presented in accordance with GAAP and the use of these terms vary from others in the Company’s industry.

Conference Call November 14, 2025 at 4:30 p.m. ET

Management will host a conference call on Friday November 14, 2025 at 4:30 p.m. ET to review financial results and provide an update on corporate developments. Following management’s formal remarks, there will be a question-and-answer session.

Participants can register for the conference through the following link: https://dpregister.com/sreg/10204646/10064dbe030

Please note that registered participants will receive their call-in number upon registration.

Those without internet access or unable to pre-register may call in by calling:

PARTICIPANT CALL IN (TOLL FREE): 1-844-739-3880

PARTICIPANT INTERNATIONAL CALL IN: 1-412-317-5716

Please ask to join the Beam Global call.

About Beam Global

Beam Global is a clean technology innovator which develops and manufactures sustainable infrastructure products and technologies. We operate at the nexus of clean energy and transportation with a focus on sustainable energy infrastructure, rapidly deployed and scalable EV charging solutions, safe energy storage, energy security and Smart Cities Infrastructure. With operations in the U.S., Europe and the Middle East, Beam Global develops, patents, designs, engineers and manufactures unique and advanced clean technology solutions that power transportation, provide secure sources of electricity, enable Smart City services, save time and money, and protect the environment. Beam Global is headquartered in San Diego, CA with facilities in Broadview, IL, Belgrade and Kraljevo, Serbia and Abu Dhabi, UAE. Beam Global is listed on Nasdaq under the symbol BEEM. For more information visit, BeamForAll.com, LinkedIn, YouTube, Instagram and X.

Forward-Looking Statements

This Beam Global Press Release may contain forward-looking statements. All statements in this Press Release other than statements of historical facts are forward-looking statements. Forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may,” or other words and similar expressions that convey the uncertainty of future events or results. These statements relate to future events or future results of operations. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause Beam Global’s actual results to be materially different from these forward-looking statements. Except to the extent required by law, Beam Global expressly disclaims any obligation to update any forward-looking statements.

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Investor Relations
Luke Higgins
+1 858-261-7646
IR@BeamForAll.com

Media Contact

Lisa Potok
+1 858-327-9123
Press@BeamForAll.com

Beam Global

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	September 30,	December 31,
	2025	2024
	(Unaudited)
Assets
Current assets
Cash	$3,348	$4,572
Accounts receivable, net of allowance for credit losses of $504 and $259	5,891	8,027
Prepaid expenses and other current assets	1,554	2,243
Inventory, net	11,137	12,284
Total current assets	21,930	27,126

Property and equipment, net	13,588	13,704
Operating lease right of use assets	1,612	1,893
Goodwill	-	10,580
Intangible assets, net	7,349	8,037
Deposits	122	119
Total assets	$44,601	$61,459

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$6,316	$8,959
Accrued expenses	1,877	2,462
Sales tax payable	512	195
Deferred revenue, current	1,564	847
Note payable, current	67	63
Contingent consideration, current	166	93
Operating lease liabilities, current	577	696
Total current liabilities	11,079	13,315

Deferred revenue, noncurrent	759	800
Note payable, noncurrent	148	199
Contingent consideration, noncurrent	-	216
Other liabilities, noncurrent	3,403	3,380
Deferred tax liabilities, noncurrent	1,926	1,290
Operating lease liabilities, noncurrent	765	971
Total liabilities	18,080	20,171

Stockholders' equity
Preferred stock, $0.001 par value, 10,000,000 authorized, none outstanding as of September 30, 2025 and December 31, 2024	-	-
Common stock, $0.001 par value, 350,000,000 shares authorized, 18,662,502 and 14,835,630 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	19	15
Additional paid-in-capital	155,987	147,072
Accumulated deficit	(129,314)	(104,643)
Accumulated Other Comprehensive Income (AOCI)	(171)	(1,156)

Total stockholders' equity	26,521	41,288

Total liabilities and stockholders' equity	$44,601	$61,459

Beam Global

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited, In thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

Revenues	$5,788	$11,482	$19,187	$40,855

Cost of revenues	5,816	10,251	17,280	35,789

Gross (loss) income	(28)	1,231	1,907	5,066

Operating expenses	4,844	(51)	16,010	11,623

Impairment of goodwill	-	-	10,780	-

(Loss) income from operations	(4,872)	1,282	(24,883)	(6,557)

Other income (expense)
Interest income	14	58	51	167
Other (expense) income	(5)	(33)	181	(238)
Interest expense	(7)	(10)	(20)	(28)
Other income (expense)	2	15	212	(99)

Net (Loss) income	$(4,870)	$1,297	$(24,671)	$(6,656)

Net foreign currency translation (expense) benefit	(109)	673	985	249

Total Comprehensive (loss) income	$(4,979)	$1,970	(23,686)	$(6,407)

Net (loss) income per share - basic	$(0.28)	$0.09	$(1.54)	$(0.46)
Net (loss) income per share - diluted	$(0.28)	$0.09	$(1.54)	$(0.46)

Weighted average shares outstanding - basic	17,692	14,702	16,063	14,558
Weighted average shares outstanding - diluted	17,692	14,711	16,063	14,558

Beam Global

Reconciliation of Net Loss to Non-GAAP Net Loss

(Unaudited, In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

GAAP Total Revenue	$5,788	$11,482	$19,187	$40,855

GAAP Total COGS	5,816	10,251	17,280	35,789
Adjusted to exclude the following:
Depreciation and Amortization	767	788	2,225	2,424
Non-GAAP Total COGS	$5,049	$9,463	$15,055	$33,365

Non-GAAP Gross Profit	$739	$2,019	$4,132	$7,490
Non-GAAP Gross Margin %	13%	18%	22%	18%

GAAP Total Operating Expenses	$4,844	$(50)	$26,790	$11,623

Adjusted to exclude the following:
Depreciation and Amortization	115	141	421	421
Non-cash Compensation	759	667	2,785	1,843
Allowance for Credit Losses	370	-	1,261	378
Warrant Amortization	80	161	241	322
Change in fair value of contingent consideration liabilities	(50)	-	(50)	-
Impairment of Goodwill	-	(6,077)	10,780	(4,545)
Non-GAAP Total Adjustments	$1,282	$(5,108)	$15,438	$(1,581)

Non-GAAP Total Operating Expenses	$3,561	$5,058	$11,352	$13,204

GAAP Other Expenses	$2	$18	$212	$(97)

GAAP Net Loss	$(4,870)	$1,299	$(24,671)	$(6,654)
Non-GAAP Total Adjustments	2,050	(4,321)	17,663	843
Non-GAAP Net Loss	$(2,820)	$(3,022)	$(7,008)	$(5,811)